UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2015 (April 22, 2015)

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On April 22, 2015, the registrant entered into a Securities Purchase Agreement with seven accredited investors (the “Investors”) for the sale of senior secured promissory notes (the “Notes”) and common stock purchase warrants to such Investors (the financing transaction contemplated under the Purchase Agreement is hereinafter referred as the “April 2015 Financing”). In connection with the April 2015 Financing, on April 23, 2015, the registrant and its wholly owned subsidiary, Ener-Core Power, Inc. (“ECP”) also entered into a Pledge and Security Agreement with the Investors to secure their obligations under the Purchase Agreement, the Notes, the Warrants and the Pledge and Security Agreement (collectively, the “Transaction Documents”).

The closing of the April 2015 Financing (the “Closing”) is expected to occur on or around April 23, 2015. At the Closing, the registrant expects to sell and issue to the Investors: (a) Notes with aggregate principal amount of $3,100,000 and (b) Warrants for the purchase of up to 6,813,186 shares of the registrant’s common stock, resulting in gross proceeds of $3,100,000. Placement and legal fees totaling $175,000 are due upon the funding of the $3,100,000 gross proceeds.

A copy of each of the foregoing agreements and instruments is included and filed as Exhibits 4.1, 4.2, 10.1, and 10.2, to this current report on Form 8-K.  The following is a brief description of the terms and conditions of each such agreement and instrument, and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the agreements and instruments attached as exhibits and incorporated herein by reference.

The Securities Purchase Agreement

Pursuant to the Purchase Agreement, the registrant agreed to sell and issue the Notes and Warrants (collectively, the “Securities”) to the Investors. Under the terms of the Purchase Agreement, each Investor agreed to pay $1,000 for each $1,000 of principal amount of Notes and Warrants. The Securities Purchase Agreement includes customary representations and warranties by each party thereto.  In addition, the registrant agreed:

●	To use proceeds from the sales of the Securities for general working capital purposes;

●	To reimburse the lead investor for $45,000 in costs and expenses relating to the transactions contemplated under the Securities Purchase Agreement;

●	To effect a reverse stock split of the Common Stock that initially yields a post-split stock price of at least $4.00 per share of Common Stock within the three (3) months following the Closing;

●	To secure the listing of registrant’s common stock upon a national securities exchange no later than six (6) months following the Closing; and

●	To complete a firm commitment underwritten public offering registered under the Securities Act with aggregate gross proceeds to the registrant which equal or exceed $10,000,000 (a “Qualified Public Offering”), no later than six (6) months following the Closing.

The registrant and the Investors further agreed that the registrant shall be permitted on or prior to the fourteenth calendar day following the Closing to issue to one or more investors up to an aggregate of $1.0 million principal amount of senior secured notes with the same percentage of warrants issuable hereunder (the “Additional Subscription”), all on substantially the same terms as the Notes and Warrants issuable pursuant to the Purchase Agreement, but in any event with no terms more favorable to the investors in the Additional Subscription than those of the Investors.

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The Notes

The Notes mature on April 23, 2017 and bear an interest rate of 12.00% per annum (which increases to 18% in the event of default) payable monthly in cash. The Notes are secured by a guaranty by ECP as well as current and future assets of the registrant and ECP (excluding certain intellectual property assets described more fully below) pursuant to the Pledge and Security Agreement. In addition, the Note holders have the following rights:

●

The Notes are convertible under limited circumstances consisting solely of any time following an event of default under the terms of the Note (an "Event of Default Conversion Period") or during the period from the consummation of a Qualified Public Offering and continuing for thirty (30) days thereafter (a "QPO Conversion Period"). During an Event of Default Conversion Period, each holder is entitled to convert any portion of the outstanding principal on their Note, plus any accrued and unpaid interest and applicable late payment charges with respect to such principal (collectively, a “Conversion Amount”) into shares of the registrant’s common stock. During a QPO Conversion Period, each holder is entitled to convert up to 50% of their outstanding principal, and accrued and unpaid interest into common stock. The conversion rate shall be determined by dividing (1) the Conversion Amount by (2) a conversion price which shall be: (A) during an Event of Default Conversion Period, a price per share equal to 85% of the arithmetic average of the five (5) lowest weighted average prices of the Common Stock during the fifteen (15) consecutive trading day period ending on the trading day immediately preceding the applicable conversion date, (B) as of any conversion date occurring during a QPO Conversion Period, a price per share equal to the offering price to the public of the Common Stock offered for sale by the registrant in such Qualified Public Offering and (C) as to any conversion date occurring during a Conversion Period that is both an Event of Default Conversion Period and a QPO Conversion Period, the lower of (x) the price set forth in clause (A) and (y) the price set forth in clause (B). In addition, during a QPO Conversion Period, if the registrant issues any securities of the registrant directly or indirectly convertible, exchangeable or exercisable into Common Stock in connection with a Qualified Public Offering (“QPO Derivative Securities”), each holder, automatically and without having to pay any additional consideration to the registrant, shall receive the same number of QPO Derivative Securities per share of Common Stock receivable upon such conversion as was received by the holders in the applicable Qualified Public Offering. However, in any case, the registrant shall not be permitted to effect any conversion if, following such conversion, a holder would beneficially own more than 9.99% of the shares of Common Stock after giving effect to such conversion.

●	Each holder may require the registrant to redeem the Notes at a price equal to 115% of the Conversion Amount being redeemed (a) upon the registrant’s default under the Notes, or (b) if the registrant enters into a merger or consolidation, or sell or assign all or substantially all of its assets. In addition, at any time from and after October 23, 2016, each holder shall have the right, in its sole and absolute discretion, at any time or times, to require that the registrant redeem all or any portion of the Conversion Amount of their Note then outstanding at price equal to 100% of the Conversion Amount of the portion of the Note being redeemed.

At any time after the issuance of the Notes, other than (i) at any time during which an event of default has occurred and is continuing or (ii) from the time the registrant publicly announces a Qualified Public Offering through and including the date that is thirty (30) days immediately following the consummation of such Qualified Public Offering, the registrant has the right to redeem all or any portion of the Conversion Amount then remaining under the Notes (a “Company Optional Redemption”); provided, that the aggregate Conversion Amount under Notes being redeemed shall be at least $500,000, or such lesser amount that is then outstanding under the Notes. The conversion price for such Company Optional Redemption shall be a price equal to 100% of the Conversion Amount of the Notes being redeemed.

The Warrants

The Warrants entitle their holders to purchase shares of Common Stock at an exercise price of $0.25 per share, and will expire on the 60-month anniversary of their issuance date. The Warrants may be exercised anytime, and on a “cashless” basis if a registration statement covering the resale of the shares underlying the Warrants is not then available; provided, however, that the registrant shall not effect any exercise if, following such exercise, a holder would beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.

The Pledge and Security Agreement

Pursuant to the Pledge and Security Agreement, in order to secure their respective obligations under the Transaction Documents, each of the registrant and ECP agreed to grant the collateral agent, for the benefit of the Investors, a security interest in substantially all of its assets (the “Collateral”), provided, however, that the Collateral excludes the registrant’s patents, any licenses and other rights granted under the registrant’s Commercial Licensing Agreement with Dresser-Rand Company dated November 14, 2014 (the “Dresser-Rand Agreement”) and also any intellectual property developed or to be developed under the Dresser-Rand Agreement.

Item 8.01 Other Events.

On April 23, 2015, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.  The information in this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
4.1	Form of the Notes dated April 23, 2015
4.2	Form of the Warrants dated April 23, 2015
10.1	Securities Purchase Agreement dated April 22, 2015
10.2	Pledge and Security Agreement dated April 23, 2015
99.1	Press Release dated April 23, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date: April 23, 2015	(Registrant)

	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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